March 14, 2008

MMA Mortgage Investment Corporation
621 E. Pratt St. Ste 300
Baltimore, MN 21202
Attention: Edward Feldkamp

Vice President and Treasurer

Re: Amended and Restated Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 16, 2005, as amended by Amendments dated as of December 5, 2005, December 14, 2005, March 15, 2006, July 24, 2006, November 30, 2006 and November 30, 2007 (as so amended, the “Credit Agreement”), between MMA Mortgage Investment Corporation (the “Borrower”) and U.S. Bank National Association (the “Bank”). Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

The Borrower has not delivered its annual audited financial statements for the fiscal year ended December 31, 2006 (the “2006 Audited Statements”), as required to be delivered pursuant to the Credit Agreement. At the request of the Borrower, and effective as provided below, the Bank waives any Default or Event of Default arising from the Borrower’s failure to deliver the 2006 Audited Statements; provided that the Borrower shall deliver the 2006 Audited Statements on or before April 30, 2008. Failure by the Borrower to deliver either the 2006 Audited Statements by April 30, 2008 shall be deemed non-compliance with Section 4.1 of the Credit Agreement and a Default under the Credit Agreement.

Please confirm the Borrower’s agreement to the terms and limitations of this waiver by signing and returning a copy to the Bank, and upon receipt by the Bank of such copy, this waiver shall become effective and shall constitute a waiver as described in Section 7.3 of the Credit Agreement.

MMA Mortgage Investment Corporation
March 14, 2008

Very truly yours,

U.S. Bank National Association

By: /s/ Randall Baker
Randall Baker
Vice President

Acknowledged and Agreed as of the date above

MMA MORTGAGE INVESTMENT CORPORATION

By: /s/ Charles M. Pinckney
Charles M. Pinckney
Chief Operating Officer